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SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Definitive Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12
iBASIS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

December    , 2003

Dear Shareholder:

        You are cordially invited to attend the Special Meeting of Shareholders of iBasis, Inc., which will be held at our offices, located at 20 Second Avenue, Burlington, Massachusetts 01803, on February 9, 2004 at 10:00 a.m., local time.

        At the meeting, stockholders will be asked to approve several alternative amendments to the Company's Certificate of Incorporation to effect a reverse stock split of the Company's outstanding Common Stock. The Company is seeking shareholder approval of a possible reverse stock split in an effort to increase the per-share market price of the Company's common stock for the purpose of achieving compliance with the listing requirements of the NASDAQ SmallCap Market or the NASDAQ National Market. Initial listing requirements for the NASDAQ SmallCap Market include a minimum bid price of $4.00 per share and a market capitalization of $50 million and for the NASDAQ National Market, a minimum bid price of $5.00 per share and a market capitalization of $75 million. The Company believes that trading on either such markets may provide both a broader market for the Company's common stock and facilitate the use of the Company's common stock in financing transactions. The Company's Board of Directors believes that the reverse stock split proposal is advisable and in the best interest of the Company and its stockholders and recommends that the stockholders vote "FOR" the proposal.

        The Notice of Special Meeting of Shareholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, accompany this letter. We urge you to read and consider these documents carefully.

        All shareholders are invited to attend the Special Meeting. However, to ensure your representation at the Special Meeting, you are urged to complete, date, sign and return the enclosed Proxy Card in the enclosed postage-paid envelope, or vote via the Internet or by telephone, as instructed in the proxy materials, at your earliest convenience.

        Your shares cannot be voted unless you date, sign, and return the enclosed proxy card, vote electronically via the Internet, vote by telephone, or attend the Special Meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote upon, the matters before the shareholders are important.

                      Sincerely,

                      Ofer Gneezy
                      President and Chief Executive Officer

iBASIS, INC.
20 Second Avenue
Burlington, Massachusetts 01803

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To be Held on February 9, 2004

TO OUR SHAREHOLDERS:

        Notice is hereby given that the Special Meeting of Shareholders of iBasis, Inc. ("Company"), Delaware corporation, will be held on February 9, 2004 at 10:00 a.m., local time, at our offices, located at 20 Second Avenue, Burlington, Massachusetts 01803 for the following purposes:

  1.
  To approve an amendment to the Company's Amended and Restated Certificate of Incorporation, as amended, if the Board of Directors determines that any such amendment would be in the best interests of the Company and its shareholders, to effect any of the following reverse stock splits of the Company's common stock, a result of which would be a reduction in the number of outstanding shares of common stock:

  (a)
  a one and one half-for-one (1.5:1) reverse stock split;
  (b)
  a two for-one (2:1) reverse stock split;
  (c)
  a two and one half-for-one (2.5:1) reverse stock split;
  (d)
  a three for-one (3:1) reverse stock split;
  (e)
  a three and one half for-one (3.5:1) reverse stock split;
  (f)
  a four for-one (4:1) reverse stock split;
  (g)
  a four and one half-for-one (4.5:1) reverse stock split; and
  (h)
  a five for-one (5:1) reverse stock split.

  2.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        Shareholders of record on the books of iBasis at the close of business on December 26, 2003 will be entitled to notice of and to vote at the Special Meeting.

        Please sign, date, and return the enclosed proxy card in the enclosed postage-paid envelope, or vote via the Internet or by telephone, as instructed in the proxy materials, at your earliest convenience. If you return the proxy, you may nevertheless attend the Special Meeting and vote your shares in person.

        All of our shareholders are cordially invited to attend the Special Meeting.

                      By Order of the Board of Directors,

                      Jonathan D. Draluck
                      Vice President Business Affairs,
                      General Counsel and Secretary

Burlington, Massachusetts
December    , 2003

It is important that your shares be represented at the Special Meeting. Whether or not you plan to attend the Special Meeting, please vote by signing, dating, and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed from within the United States, or vote via the Internet or by telephone as instructed in the proxy materials.

iBASIS, INC.
20 Second Avenue
Burlington, Massachusetts 01803

PROXY STATEMENT

For Special Meeting of Shareholders To Be Held on February 9, 2004

General

        Proxies enclosed with this Proxy Statement are solicited by the Board of Directors of iBasis, Inc., a Delaware corporation, for use at the Special Meeting of Shareholders to be held on February 9, 2004 (the "Special Meeting") at 10:00 a.m., local time, at our offices, 20 Second Avenue, Burlington, Massachusetts 01803, and any adjournments or postponement thereof.

Voting Rights and Outstanding Shares

        Only shareholders of record as of the close of business on December 26, 2003, the record date, will be entitled to notice of and to vote at the Special Meeting. As of the record date, there were [                        ] shares (excluding treasury shares) of common stock, $0.001 par value, issued and outstanding and held of record by approximately [      ] shareholders. These shares of common stock are the only securities of iBasis entitled to vote at the Special Meeting. Shareholders are entitled to cast one vote for each share of common stock held of record on the record date.

Voting

        Registered shareholders may vote their shares by mailing their signed proxy card, via the Internet, or by telephone, as directed in the proxy materials. We believe that the procedures that have been put in place are consistent with the requirements of applicable law. The Inspector of Elections ("Inspector") appointed for the meeting will tabulate all votes.

        Shares represented by duly executed proxies received by iBasis prior to the Special Meeting will be voted as instructed in the proxy on each matter submitted to the vote of shareholders. If any duly executed proxy is returned without voting instructions, the persons named as proxies thereon intend to vote all shares represented by such proxy FOR approval to amend the Company's Amended and Restated Certificate of Incorporation to effect any of the following reverse stock splits of the Company's common stock: (a) a one and one half-for-one (1.5:1) reverse stock split; (b) a two for-one (2:1) reverse stock split; (c) a two and one half-for-one (2.5:1) reverse stock split; (d) a three for-one (3:1) reverse stock split; (e) a three and one half-for-one (3.5:1) reverse stock split; (f) a four for-one (4:1) reverse stock split; (g) a four and one half-for-one (4.5:1) reverse stock split; and (h) a five for-one (5:1) reverse stock split.

        The required quorum for the transaction of business at the Special Meeting is a majority of the votes eligible to be cast by holders of shares of common stock issued and outstanding on December 26, 2003. Shares that are voted "ABSTAIN", "FOR", or "AGAINST" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Special Meeting with respect to such matter.

        In the event that a broker, bank, custodian, nominee or other record holder of the Company's stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, what is referred to as a "broker non-vote," those shares are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved. Abstentions will be counted as shares present and entitled to vote at the Special Meeting for purposes of determining the presence of a quorum. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the shareholders and will have the same effect as negative votes. All votes will be tabulated by the Inspector of Election appointed for the Special Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Revocability of Proxies

        Any shareholder may revoke a proxy at any time prior to its exercise by delivering a later-dated proxy, by written notice of revocation to our Secretary at the address set forth below, or by voting in person at the Special Meeting. If a shareholder does not intend to attend the Special Meeting, any written proxy or notice should be returned for receipt by iBasis, not later than the close of business on February 8, 2004.

Solicitation

        We have retained EquiServe Trust Company N.A. and the Altman Group to organize the distribution and return of the proxy materials. EquiServe is paid $15,000 annually for various services and will be paid approximately $3,500 for its services related to this Special Meeting. The Altman Group will be paid approximately $7,500 to distribute the proxy materials and to act as proxy solicitor. iBasis will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to the stockholders.

        The mailing address of iBasis' principal executive offices is 20 Second Avenue, Burlington, Massachusetts 01803.

        This Proxy Statement and the proxy enclosed herewith were first mailed to shareholders on or about January 6, 2004.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of the Company's common stock as of December 1, 2003 by: (a) each director; (b) the Chief Executive Officer, (c) each of the four most highly compensated executive officers other than the Chief Executive Officer; (d) all executive officers and directors of the Company as a group; and (e) all those known by the Company to be beneficial owners of more than five percent of the Company's outstanding common stock.

        Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of December 1, 2003 are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder's name. Unless otherwise indicated, the address for each of the following shareholders is c/o iBasis, Inc., 20 Second Avenue, Burlington, Massachusetts 01803.

	Shares Beneficially Owned
Directors, Officers and 5% Shareholders
	Number	Percent
Ofer Gneezy (1)	4,200,932	8.58
Menlo Ventures VII, L.P. and affiliated entities (2)	3,430,351	7.12
Gordon J. VanderBrug (3)	1,461,095	3.16
Charles N. Corfield (4)	1,394,416	3.02
Charles Skibo (5)	170,000	*
Paul H. Floyd (6)	137,915	*
W. Frank King (7)	110,750	*
Richard G. Tennant (8)	81,250	*
David Lee (9)	55,000	*
Dan Powdermaker (10)	80,199	*
All executive officers and directors as a group (9 persons) (11)	11,160,830

*
Represents less than 1% of the outstanding shares of common stock.

(1)
Includes 172,500 shares of common stock issuable upon exercise of options within 60 days of December 1, 2003. Also includes 50,000 shares held by The Ofer Gneezy 1999 Family Trust for the benefit of Mr. Gneezy's children. Mr. Gneezy disclaims beneficial ownership of the shares held by the Ofer Gneezy 1999 Family Trust. Mr. Gneezy is our President, Chief Executive Officer, and one of our directors.

(2)
Includes 3,292,083 shares held by Menlo Ventures VII, L.P. and 138,268 held by Menlo Entrepreneurs Fund VII, L.P. The address for Menlo Ventures is 3000 Sand Hill Road, Building 4, Suite 100, Menlo Park, California 94025.

(3)
Includes 143,750 shares of common stock issuable upon exercise of options within 60 days of December 1, 2003. Also includes 1,317,345 shares held by the G.J. & C.E. VanderBrug Family Limited Partnership. Dr. VanderBrug disclaims beneficial ownership of the shares held by the G.J. & C.E. VanderBrug Family Limited Partnership, except to the extent of his pecuniary interest therein.

        Does not include 29,230 shares of common stock held by Dr. VanderBrug's spouse. Dr. VanderBrug disclaims beneficial ownership of the shares held by his spouse. Dr. VanderBrug is our Executive Vice President and Assistant Secretary and one of our directors.

(4)
Includes 80,000 shares of common stock issuable upon exercise of options within 60 days of December 1, 2003. Also includes 1,114,416 shares held by the Charles N. Corfield Trust u/a/d 12/19/91, a revocable trust of which Mr. Corfield is the sole trustee. Mr. Corfield is one of our directors.

(5)
Includes 170,000 shares of common stock issuable upon exercise of options within 60 days of December 1, 2003. Mr. Skibo is one of our directors.

(6)
Includes 107,915 shares of common stock issuable upon exercise of options within 60 days of December 1, 2003. Mr. Floyd is our Senior Vice President, R&D, Engineering and Operations.

(7)
Includes 110,000 shares of common stock issuable upon exercise of options within 60 days of December 1, 2003. Dr. King is one of our directors.

(8)
Includes 81,250 shares of common stock issuable upon exercise of options within 60 days of December 1, 2003. Mr. Tennant is our Vice President of Finance and Administration and our Chief Financial Officer.

(9)
Includes 40,000 shares of common stock issuable upon exercise of options within 60 days of December 1, 2003. Mr. Lee is one of our directors.

(10)
Includes 64,818 shares of common stock issuable upon exercise of options within 60 days of December 1, 2003. Mr. Powdermaker is our Senior Vice President of Worldwide Sales.

(11)
Includes 1,020,233 shares of common stock issuable upon the exercise of options within 60 days of December 1, 2003 and certain shares held by affiliates of such directors and executive officers.

PROPOSAL NO. 1

APPROVAL OF AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT ONE OF THE REVERSE STOCK SPLITS DESCRIBED BELOW

General

        On December 10, 2003, the Company's Board of Directors unanimously approved and recommended, and is submitting to the shareholders of the Company for their approval, an amendment to the Company's Amended and Restated Certificate of Incorporation to provide the Board of Directors with the option to effect a reverse stock split of the Company's issued and outstanding common stock at ratios of one and one half-for-one, two-for-one, two and one half-for-one, three-for-one, three and one half-for-one, four-for-one, four and one half-for one, or five-for-one. Pursuant to a reverse stock split, each holder of 1.5 shares, 2 shares, 2.5 shares, 3 shares, 3.5 shares, 4 shares, 4.5 shares or 5 shares, as the case may be, of the Company's common stock, immediately prior to the effectiveness of the reverse stock split, would become the holder of one share of the Company's common stock.

        If our shareholders approve the reverse stock split, no further action by our shareholders will be required either to implement or abandon the reverse stock split. The reverse stock split would become effective when and if the Certificate of Amendment to the Company's Amended and Restated Certificate of Incorporation attached hereto as Appendix A is filed with the Secretary of State of the State of Delaware. The Company would notify its shareholders of the effectiveness of the reverse split by issuing a press release. The Board of Directors reserves the right, even if the Company receives shareholder approval at the Special Meeting, to elect not to file, or to delay the filing of, the Certificate of Amendment to the Amended and Restated Certificate of Incorporation, if the Board determines in its sole discretion that implementing a reserve stock split is no longer in the best interests of the Company and its shareholders.

        The reverse stock split, if implemented, would not change the number of authorized shares of common stock or preferred stock or the par value of the Company's common stock or preferred stock. Except for any changes as a result of the treatment of fractional shares, each shareholder will hold the same percentage of common stock outstanding immediately prior to the reverse stock split as such shareholder did immediately prior to the split.

Purpose

        As of December 11, 2003, the Company had 44,778,207 shares of common stock outstanding and the last reported sale price on the OTC Bulletin Board was $1.53 resulting in an aggregate market capitalization of approximately $81.5 million.

        The Company is seeking shareholder approval of a reverse stock split to increase the per share market price of the Company's common stock for the purpose of achieving compliance with the listing requirements of the NASDAQ Market. Initial listing requirements for the NASDAQ SmallCap Market include a minimum bid price of $4.00 per share and a market capitalization of $50 million and for the NASDAQ National Market, a minimum bid price of $5.00 per share and a market capitalization of $75 million. The Board of Directors believes that trading on either the NASDAQ SmallCap or National Market may both provide a broader market for the Company's common stock and facilitate the use of the Company's common stock in financing transactions. If the shareholders do not approve the reverse stock split or if the Board of Directors does not execute the reverse stock split, the Company's common stock will continue to be traded on the OTC Bulletin Board which is generally considered to be a less liquid trading market.

        The Company believes that a higher stock price may help generate greater investor interest in the Company and help the Company attract and retain employees and other service providers. The Company believes that institutional investors and investment funds are generally reluctant to invest in lower priced stocks. Accordingly, the Company concluded that reducing the number of outstanding shares of the Company's common stock might be desirable in order to attempt to support a higher stock price per share based on the Company's current market capitalization. In addition, the Company considered that the Company's common stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Certain investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide research coverage of lower priced stocks.

Certain Risks Associated With the Reverse Stock Split

        There can be no assurance that the per share market price of the Company's common stock will increase following the reverse stock split. The following example illustrates the effects on the number of shares that would be outstanding if any of the reverse stock splits are effected and possible market prices of the Company's common stock assuming that the market price will change precisely in accordance with the multiple of the ratio of the particular amendment to be effected (example based on a market price of $1.43 per share—the closing price on November 12, 2003).

        For illustration purposes only:

Ratio	Shares Outstanding as of December 1, 2003	Approximate number of Shares Outstanding After Reverse Stock Split	Product of Reverse Split Ratio and Market Price as of December 12, 2003
None	44,778,207	44,778,207	$1.43
1.5 for one	44,778,207	29,852,138	$2.15
2 for one	44,778,207	22,389,104	$2.89
2.5 for one	44,778,207	17,911,283	$3.58
3 for one	44,778,207	14,926,069	$4.29
3.5 for one	44,778,207	12,793,774	$5.01
4 for one	44,778,207	11,194,552	$5.72
4.5 for one	44,778,207	9,950,713	$6.44
5 for one	44,778,207	8,955,642	$7.15

        The total market capitalization of the Company's common stock after the proposed reverse stock split may be lower than the total market capitalization before the proposed reverse stock split and, in the future, the market price of the Company's common stock following the reverse stock split may not exceed or remain higher than the market price prior to the proposed reverse stock split.

        The Company cannot predict whether the proposed reverse stock split would achieve the desired results. The price per share of the Company's common stock is also a function of its financial performance and other factors, some of which may be unrelated to the number of shares outstanding. Accordingly, there can be no assurance that the closing bid price of the Company's common stock after the reverse stock split would increase in an amount proportionate to the decrease in the number of issued and outstanding shares, or would increase at all, or that any increase can be sustained for a prolonged period of time. Even if the reverse stock split has the desired effect, there can be no assurance that the Company would be able to meet the initial listing requirements of the NASDAQ SmallCap or National Market, or, if successfully listed, maintain compliance with all of the continued listing requirements.

        Although the Company believes that the reverse stock split would not have a detrimental effect on the total value of its common stock, there can be no assurance that the total value of its common stock after the reverse stock split would be the same as before the split. In addition, the reverse split may have the effect of creating odd lots of stock for some shareholders and such odd lots may be more difficult to sell or have higher brokerage commissions associated with the sale of such odd lots.

Effects of the Reverse Stock Split

        With the exception of the number of issued and outstanding shares, the rights and preferences of the shares of common stock prior and subsequent to the reverse split would remain the same. The reverse stock split may result in some shareholders owning "odd-lots" of less than one hundred shares of common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in "round-lots" of even multiples of 100 shares. The reverse stock split would not change the per share par value of the common stock. Outstanding options and warrants to purchase common stock and any other convertible security would be adjusted so that the number of shares of common stock issuable upon their exercise would be divided by 1.5, 2, 2.5, 3, 3.5, 4, 4.5 or 5, as the case may be (and corresponding adjustments would be made to the number of shares vested under each outstanding option), and the exercise price of each option and warrant would be multiplied by 1.5, 2, 2.5, 3, 3.5, 4, 4.5 or 5, as the case may be. No fractional shares would be issued upon the reverse split. Instead, the Company would round up any fraction to the nearest whole-share.

        If a shareholder owns 10,000 shares of common stock prior to the reverse stock split, after a reverse stock split that same shareholder would own 6,667 shares in the case of a one and one half-for-one reverse split, 5,000 shares in the case of a two-for-one split, 4,000 shares in the case of a two and one half-for-one split, 3,334 shares in the case of a three-for-one split, 2,858 shares in the case of a three and one half-for-one split, 2,500 shares in the case of a four-for-one split, 2,223 shares in the case of a four and one half-for-one share; and 2,000 in the case of a five-for-one split.

Fractional Shares

        The Company would not issue any fractional share certificates in connection with the reverse stock split. The Company would round up any fraction to the nearest whole-share.

Authorized Shares

        The reverse split will reduce the amount of issued and outstanding shares of the Company's common stock but the authorized number of shares of common stock will remain the same. Therefore, the proportion of authorized shares of common stock that are not issued or outstanding would increase due to the reduction in the number of shares of the Company's common stock issued and outstanding based on the reverse stock split ratio selected by the Board of Directors. Authorized but unissued shares will be available for issuance, and the Company may issue such shares in financings or otherwise. If the Company issues additional shares, the ownership interest of holders of the Company's common stock may be diluted.

Exchange of Certificates

        Once the Certificate of Amendment to the Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, the reverse stock split would occur without any further action on the part of shareholders and would not be affected by the timing of the physical surrender of the old stock certificates. After the reverse stock split becomes effective, the Company would notify common stockholders and request them to surrender their stock certificates for new certificates representing the number of whole shares of common stock into which their shares have been converted as a result of the reverse stock split. Until the old certificates are surrendered, each current certificate representing shares of common stock would evidence ownership of common stock in the appropriately reduced whole number of shares. Shareholders should not destroy any stock certificates and should not submit any certificates until requested to do so.

Accounting Matters

        The par value of the common stock would remain the same after the reverse stock split becomes effective. As a result, the Company's stated capital would be reduced and capital in excess of par value (paid-in capital) increased accordingly. Stockholders' equity would remain unchanged. The per share net loss will be retroactively restated to reflect this reverse stock split.

Potential Anti-Takeover Effect

        Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Company's Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the reverse stock split proposal is not being proposed in response to any effort to accumulate the Company's shares of common stock or obtain control of the Company, nor is it part of a plan by management to recommend similar amendments to the Company's Board of Directors and shareholders. Other than the reverse stock split proposal, the Company's Board of Directors does not currently contemplate recommending the adoption of any other amendments to the Company's Amended Certificate of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company.

No Dissenters' Rights

        Under the Delaware General Corporation Law, the Company's shareholders are not entitled to dissenters' rights with respect to the reverse stock split, and the Company will not independently provide shareholders with any such right.

Federal Income Tax Consequences of the Reverse Stock Split

        The following is only a summary of the material federal income tax consequences of a reverse stock split to a shareholder and is for general information purposes only. Shareholders should consult their own tax advisors for any federal, state, local and foreign tax effects of a reverse stock split in light of their individual circumstances.

        The change of the old amounts of common stock for the new amounts of common stock should not have material federal income tax consequences to shareholders. The change of the old amounts of common stock for the new amounts of common stock generally would not cause any gain or loss to be recognized by a shareholder. The aggregate basis of the shares of the new amounts of common stock would be the same as the aggregate basis of the old amounts of common stock held by the shareholder. A shareholder's holding period for shares of the new amounts of common stock would include the holding period for shares of the old amounts of common stock held by the shareholder if they are held as a capital asset at the effective time of the reverse stock split.

Vote Required; Recommendation of Board of Directors

        The affirmative vote of the holders of a majority of all outstanding shares of the Company's common stock entitled to vote on this proposal will be required for approval of this proposal. Abstentions and broker non-votes have the effect of votes against this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THIS PROPOSAL

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

APPENDIX A

FORM OF
CERTIFICATE OF AMENDMENT
OF
THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
IBASIS, INC.

Pursuant to § 242 of the General Corporation Law
of the State of Delaware

        iBasis, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

        A.  The name of the Corporation is iBasis, Inc. and the original Certificate of Incorporation was filed with the Secretary of State of Delaware on August 2, 1996.

        B.  The following amendment to the Restated Certificate of Incorporation, as amended (the "Restated Certificate") of the Corporation has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware:

        1.  Article IV of the Restated Certificate is hereby amended such that each of the paragraphs immediately preceding Article (IV)(A)—"COMMON STOCK"—shall be deleted and replaced in its entirety with the following:

            "The total number of shares of all classes of stock which the Corporation shall have authority to issue is 100,000,000 shares, consisting solely of:

              85,000,000 shares of common stock, par value $0.001 per share ("Common Stock"); and

              15,000,000 shares of preferred stock, par value $0.001 per share ("Preferred Stock").

        Simultaneously with the effective date of the filing of this amendment to the Restated Certificate of Incorporation, as amended (the "Split Effective Date"), each [one and one-half, two, two and one-half, three, three and one-half, four, four and one-half, or five shares] of common stock, par value $0.001 per share, of the Corporation issued and outstanding or held as treasury shares immediately prior to the Split Effective Date (the "Old Common Stock") shall automatically without any action on part of the holder thereof, be reclassified and changed into one share of common stock, par value $0.001 per share, which the Corporation shall be authorized to issue immediately subsequent to the Split Effective Date (the "New Common Stock"). Each holder of a certificate or certificates which immediately prior to the Split Effective Date represented outstanding shares of Old Common Stock (the "Old Certificates") shall, from and after the Split Effective Date, be entitled to receive upon surrender of such Old Certificates to the Corporation's transfer agent for cancellation, a certificate or certificates (the "New Certificates") representing the shares of New Common Stock into which the shares of Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. No fractional shares of New Common Stock of the Corporation shall be issued. No shareholder of the Corporation shall transfer any fractional shares of Common Stock of the Corporation. The Corporation shall not recognize on its stock record books any purported transfer of any fractional share of Common Stock of the Corporation. Instead, any fractional share shall be rounded up to the nearest whole share.

        The following is a statement of the powers, designations, preferences, privileges, and relative rights in respect of each class of capital stock of the Corporation."

        IN WITNESS WHEREOF, this Certificate of Amendment of the Amended and Restated Certificate of Incorporation, which amends certain provisions of the Amended and Restated Certificate of Incorporation of the Corporation, having been duly adopted in accordance with Section 242 of the Delaware General Corporation Law, has been duly executed by its Secretary, this             day of                        , 200  .

__________________________________________________________
Jonathan Draluck, Secretary

DETACH HERE

PROXY

iBASIS, INC.
PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of iBasis, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement, each dated December _ _, 2003, and hereby appoints Ofer Gneezy and Gordon VanderBrug, and each of them, jointly and severally, as proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Shareholders of iBasis, Inc. to be held on February 9, 2004 at 10:00 a.m., local time, at our offices, 20 Second Avenue, Burlington, Massachusetts 01803 and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if personally present, on the matters set forth on the reverse side and, in accordance with their discretion, on any other business that may come before the meeting, and revokes all proxies previously given by the undersigned with respect to the shares covered hereby.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR PROPOSAL ONE AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

iBASIS, INC.

C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet		Vote-by-Telephone
Log on to the Internet and go to http://www.eproxyvote.com/ibas	OR	Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

ZSISC1

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

#SIS

☒	Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL ONE.

1.	To authorize one of several alternative amendments to the Company's Amended and Restated Certificate of Incorporation such that the Company could effect a reverse stock split of the Company's issued and outstanding shares of Common Stock as provided in this Proxy Statement.	FOR ☐	AGAINST ☐	ABSTAIN ☐

MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐	MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐

Please sign exactly as your name(s) appear(s) hereon. All holders must sign.
Corporation or partnership, please sign in full corporate or partnership name by authorized person.

Signature:	Date:	Signature:	Date:

QuickLinks

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS To be Held on February 9, 2004
PROXY STATEMENT
For Special Meeting of Shareholders To Be Held on February 9, 2004
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL NO. 1
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THIS PROPOSAL
OTHER MATTERS
APPENDIX A
FORM OF CERTIFICATE OF AMENDMENT OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF IBASIS, INC.